CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1Aof our report datedSeptember 28, 2012,relating to the statements of assets and liabilities, including the schedules of investments, and the statements of operations, changes in net assets, and financial highlightsof Ranger Small Cap Fund and Ranger Quest for Income and Growth Fund, each a series of Ranger Funds Investment Trust, and to the reference to our Firm under the caption “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/Rothstein Kass

Dallas, Texas

November 1, 2012